Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-44313 on Form S-8 of Memry Corporation of our report dated September 26, 2005, appearing in this Annual Report on Form 10-K of Memry Corporation for the year ended June 30, 2005.

/S/ Deloitte & Touche LLP

Stamford, Connecticut
September 26, 2005